UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2023

WHEELS UP EXPERIENCE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1617611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 West 26th Street, Suite 900
New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(212) 257-5252
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	UP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)    As previously disclosed by Wheels Up Experience Inc. (the “Company”) on a Current Report on Form 8-K filed on September 18, 2023 (the “CEO Appointment Form 8-K”), on September 14, 2023, the Company announced that the Board of Directors of the Company (the “Board”) appointed George N. Mattson to serve as Chief Executive Officer of Wheels Up Partners LLC, an indirect subsidiary of the Company, and principal executive officer of the Company, with an expected start date in early October 2023. At the time of the filing of the CEO Appointment Form 8-K, the Compensation Committee of the Board (the “Compensation Committee”) had not yet determined Mr. Mattson’s compensation package. This Amendment to the CEO Appointment Form 8-K is being filed to report that, on October 2, 2023, Mr. Mattson joined the Company as Chief Executive Officer and the Company entered into an employment agreement (the “Employment Agreement”) memorializing the terms and conditions of Mr. Mattson’s employment with the Company.
Pursuant to the terms of the Employment Agreement, the Company will pay Mr. Mattson an annual base salary of $625,000, which will be reviewed by the Board annually. Mr. Mattson will also be eligible to receive an annual incentive bonus (the “Annual Bonus”) with a target amount equal to $1,000,000, with any earned amount prorated for fiscal year 2023, based upon the Company’s achievement of objective business plan financial targets established annually by the Compensation Committee in consultation with Mr. Mattson. The actual amount of the Annual Bonus for any performance period will range from 0% to 200% of the target amount and will be based on achievement of the applicable performance criteria. Additionally, the Company will award Mr. Mattson a one-time long-term incentive award, the value and terms of which will aim to be agreed to by the Company and Mr. Mattson on or before November 1, 2023. Further, Mr. Mattson will receive a one-time executive housing allowance of $100,000 to cover expenses associated with temporary housing and related miscellaneous expenses as Mr. Mattson locates permanent housing in Atlanta, Georgia. Mr. Mattson will also be eligible to participate in the employee benefit plans generally available to Company executives and to use the Company’s aircraft for business purposes, subject to periodic review by the Board.
The Employment Agreement may be terminated by the Company at any time with or without cause (as defined in the Employment Agreement), by Mr. Mattson for good reason (as defined in the Employment Agreement) or by either party for any reason, in each case with at least 60 days’ prior written notice. If Mr. Mattson resigns without good reason (as defined in the Employment Agreement) and the Company waives the 60-day notice period, the Company will continue to pay his base salary and provide employee benefits generally available to Company executives for the duration of such notice period; provided, that there will be no continuous vesting on any outstanding long-term incentive or other equity awards. If Mr. Mattson’s employment is terminated with cause or by Mr. Mattson without good reason (each as defined in the Employment Agreement), Mr. Mattson will be entitled to receive: (i) any accrued but unpaid base salary through the termination date; (ii) reimbursement of any unreimbursed business expenses properly incurred in connection with Company policy prior to termination; (iii) any accrued but unpaid vacation or other leave; and (iv) any other accrued and vested employment benefits Mr. Mattson is entitled to under the employee benefit plans. If Mr. Mattson’s employment is terminated by the Company without cause or by Mr. Mattson with good reason (each as defined in the Employment Agreement), subject to Mr. Mattson’s timely execution and non-revocation of a release of claims in favor of the Company and compliance with applicable restrictive covenants described below, Mr. Mattson will be entitled to receive, in addition to any accrued and unpaid amounts: (i) continued payment of his base salary for a period of 12 months following the termination date; (ii) the Annual Bonus with respect to the year of termination based on the Company’s actual performance for the full performance year and paid at the same time as other similarly situated executives of the Company; (iii) immediate vesting of a portion of Mr. Mattson’s long-term incentive award as if Mr. Mattson had remained employed through the next vesting date and, if the next vesting date is less than three months after the termination date, a portion of his long-term incentive award as if Mr. Mattson had remained employed through the vesting date following the next vesting date; and (iv) continuation of health benefits for Mr. Mattson and his eligible dependents pursuant to the Consolidated Budget Reconciliation Act of 1985 and reimbursement for the employer portion of the premiums paid by Mr. Mattson for such coverage through the earlier of (A) 12 months following the termination date and (B) the date that Mr. Mattson elects equivalent health benefit coverage with a new employer. In addition, the Company will reimburse Mr. Mattson for legal fees incurred in connection with negotiating the Employment Agreement up to a cap of $80,000. The Company has also agreed that, to the extent any payments or benefits under the Employment Agreement or otherwise would subject Mr. Mattson to excise taxes pursuant to Section 4999 of the Internal Revenue Code of 1986, the Company will make additional payments to Mr. Mattson or the applicable tax authority to put him in the same after-tax position as if the excise taxes did not apply. Mr. Mattson is subject to certain restrictive covenants under the Employment Agreement including among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Mattson’s employment and for 24 months thereafter.
The foregoing description of the Employment Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
 (d)    Exhibits.

Exhibit Number	Description
10.1†*	Employment Agreement, dated as of October 2, 2023, by and among Wheels Up Experience Inc., Wheels Up Partners LLC, and George Mattson
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Identifies each management contract or compensatory plan or arrangement.
* Certain private and confidential information have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted private or confidential information to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: October 6, 2023	By:	/s/ George Mattson
		Name:	George Mattson
		Title:	Chief Executive Officer